UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2004

Modtech Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-25161	33-0825386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. employer identification no.)

2830 Barrett Avenue

Perris, CA 92571

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (951) 943-4014

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

On December 30, 2004, Modtech Holdings, Inc. (NASDAQ: MODT) (“Modtech”) entered into a securities purchase agreement (the “Transaction”) with an institutional investor (the “Investor”), pursuant to which Modtech issued and sold to the Investor $25 million aggregate principal amount of a senior secured, convertible note (“Note”) and a related warrant (the “Warrant” and together with the Note, the “Securities”). The Note converts into Modtech common stock, par value of $.01 per share (“Common Stock”), at a conversion price equal to 115% of the arithmetic average of the five-day weighted average price of the common stock on the five trading day period commencing on December 31, 2004 but not less than $8.61 (as adjusted in accordance with certain anti-dilution adjustments, the “Conversion Price”). At the minimum Conversion Price of $8.61, the Note would convert into an aggregate of 2,903,601 shares of Common Stock and the Warrant would be exercised for 232,289 shares of Common Stock. As of December 28, 2004, there were approximately 14.5 million shares of Common Stock outstanding.

Principal Payments under the Note

The principal owing under the Note is due on December 31, 2009. The Note holder has the option to cause the Company to redeem up to $8.33 million face amount of notes on each of June 30 of 2006, 2007 and 2008. The principal is payable in cash; provided, however, that if the Company’s senior credit facility would prevent such cash redemption, at the Company’s option, the principal may be repaid by converting the principal amount to be repaid into Common Stock at a conversion price of 95% of the arithmatic average trading price of the Common Stock for a specified number of trading days prior to the scheduled principal payment date and if other specified conditions are satisfied, including compliance with Nasdaq National Market regulations.

Modtech has the right to prepay the principal amount owing under the Note in cash after December 31, 2007 if certain conditions are met, among other things that the price of the Common Stock exceeds 175% of the Conversion Price.

Interest Payments

The Note bears interest at 7% per annum. Interest on the Note is payable quarterly in cash.

Conversion of the Note

The holder of the Note may convert the Note into the Common Stock at any time or from time-to-time at the Conversion Price.

The Note has a weighted average anti-dilution provision that would cause an adjustment to the Conversion Price and the number of shares issuable under the Note upon the occurrence of specified events.

Events of Default and Repurchase Rights

The Note becomes immediately exercisable in full upon the occurrence of certain specified “events of default.” Furthermore, the holder of the Note has the right to require Modtech to repurchase the Note in cash upon the occurrence of specified events, such as a change in control, while the Note is outstanding.

Restrictive Covenants and Financial Covenants

The Note contains restrictive covenants, including covenants that prohibit Modtech from incurring certain indebtedness, establishing certain liens on Modtech assets or issuing any variable priced securities. The terms of the Note require Modtech to maintain certain financial ratios on a quarterly basis. The covenants are substantially similar to the covenants contained in Modtech’s senior credit facility, but are more lenient than those contained in the senior credit facility.

Security Arrangements for the Note; Cash Balance Requirement

The Note is secured by a first priority, perfected security interest in certain cash collateral placed in a restricted, segregated collateral account. The amount of cash collateral required to be maintained in this account is $10 million. The cash collateral is not accessible for use by Modtech until such time as it is released. The cash held in the cash collateral account will be will be reduced as certain financial milestones are met and can be used, in part, to fund optional redemptions that may be exercised by the Note holder on June 30 of 2006, 2007 and 2008, or upon an “event of default” under the Note.

The Note is also secured by a second priority security interest in the assets of Modtech, subordinated only to certain senior indebtedness of Modtech, including Modtech’s existing credit facility with Modtech’s senior lenders.

Right to Participate in Future Financings

The Investor has the right to participate in certain security offerings undertaken by Modtech within two years of the sale and issuance of the Securities. This participation right entitles Investor to collectively purchase up to two-thirds of the securities offered in such offerings.

Warrant

As part of the transaction, Modtech issued to Investor a five-year warrant to purchase shares of Common Stock exercisable for 8% of the shares underlying the Note. The exercise price of the Warrant will be equal to the Conversion Price. The Warrant may be exercised at any time after issuance and expires December 31, 2009. The Warrant has a weighted average anti-dilution provision that would cause an adjustment to the exercise price of, and number of shares issuable under, the Warrant upon the occurrence of specified events.

Shareholder Approval

Modtech is required to seek shareholder approval prior to any future issuance of Common Stock or securities convertible into Common Stock that would constitute a dilutive issuance under the Note and Warrant, with certain exceptions (such as issuances of Common Stock under Modtech’s Stock option plans or in connection with any acquisition in an amount not to exceed 20% of the outstanding shares of Common Shares in any twelve month period).

Registration Rights

In connection with the sale and issuance of the Securities, Modtech and the Investor entered into a Registration Rights Agreement, dated December 30, 2004, with respect to the Securities, pursuant to which Modtech agreed to prepare and file, within 30 days following the issuance of the Securities, a registration statement with the SEC covering the resale of the Common Stock issuable upon the conversion of the Note and the exercise of the Warrant.

Forbearance Agreement

Simultaneously with the Transaction, the Company entered into an Amendment and Forbearance Agreement with its existing senior lending group which provides for, among other things, relief from its financial covenants through March 31, 2005. The Investor and the Company’s senior lending group have also entered into an intercreditor agreement.

As part of its refinancing plans, the Company is in ongoing discussions with alternate senior lenders. The likely terms of a refinancing, if any, could vary from those contained in the existing senior financing agreements and may not be as favorable as those contained in the existing agreement.

Other

The Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.

Copies of the definitive agreements relating to the sale and issuance of the Securities are filed herewith as Exhibits 4.1 through 4.7, and are incorporated herein by reference. The summary of the matters set forth above is qualified in its entirety by reference to such exhibits.

On December 31, 2004, Modtech issued a press release announcing the sale and issuance of the Securities. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Securities Purchase Agreement, dated as of December 30, 2004, by and between Modtech Holdings, Inc. and Investor Limited (excluding schedules and exhibits thereto).

4.2	Form of Senior Subordinated Secured Convertible Note of Modtech Holdings, Inc. dated December 30, 2004 (excluding exhibits).

4.3	Form of Warrant to Purchase Common Stock of Modtech Holdings, Inc. dated December 30, 2004.

4.4	Registration Rights Agreement, dated as of December 30, 2004, by and between Modtech Holdings, Inc. and Investor Limited.

4.5	Pledge and Security Agreement, dated as of December 30, 2004, by and between Modtech Holdings, Inc. and Investor Limited.

4.6	Intercreditor Agreement, dated as of December 31, 2004, by and among Modtech Holdings, Inc., Wells Fargo Bank, National Association and Amulet Limited.

4.7	Amendment and Forbearance Agreement, dated as of December 29, 2004, by and among Modtech Holdings, Inc., Wells Fargo Bank, National Association, Union Bank of California, N.A. and Comerica Bank-California.

99.1	Press Release issued by Modtech Holdings, Inc. on December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modtech Holdings, Inc.

Date: December 31, 2004	By:	/s/ Dennis L. Shogren
Dennis L. Shogren
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Securities Purchase Agreement, dated as of December 30, 2004, by and between Modtech Holdings, Inc. and Investor Limited (excluding schedules and exhibits thereto).

4.2	Form of Senior Subordinated Secured Convertible Note of Modtech Holdings, Inc. dated December 30, 2004 (excluding exhibits).

4.3	Form of Warrant to Purchase Common Stock of Modtech Holdings, Inc. dated December 30, 2004.

4.4	Registration Rights Agreement, dated as of December 30, 2004, by and between Modtech Holdings, Inc. and Investor Limited

4.5	Pledge and Security Agreement, dated as of December 30, 2004, by and between Modtech Holdings, Inc. and Investor Limited (excluding schedules)

4.6	Intercreditor Agreement, dated as of December 31, 2004, by and among Modtech Holdings, Inc., Wells Fargo Bank, National Association and Amulet Limited.

4.7	Amendment and Forbearance Agreement, dated as of December 29, 2004, by and among Modtech Holdings, Inc., Wells Fargo Bank, National Association, Union Bank of California, N.A. and Comerica Bank-California.

99.1	Press Release issued by Modtech Holdings, Inc. on December 31, 2004.